SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

DIVALL INSURED INCOME PROPERTIES 2 LIMITED PARTNERSHIP
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IMPORTANT NOTICE REGARDING THE

INTERNET AVAILABILITY OF CONSENT MATERIALS

May 20, 2011

Re: The biennial consent solicitation of the Limited Partners to the sale of all of the Partnership’s Properties and dissolution of the Partnership

Dear Limited Partner:

This letter is being sent to you and the other Limited Partners in DiVall Insured Income Properties 2 Limited Partnership (“DiVall 2” or the “Partnership”) to inform you that we are providing our Limited Partners an opportunity to consent to a sale of all of the Partnership’s Properties and the winding-up and dissolution of the Partnership (“Proposed Sale and Dissolution”). The Consent Solicitation is made on behalf of the Partnership by The Provo Group, Inc., as General Partner of the Partnership (the “General Partner”).

The Proposed Sale and Dissolution is the only matter that is the subject of this 2011 Consent solicitation. During the Consent process that occurred in May 2001, we expressed to you that if the majority of Limited Partners voted against the Proposed Sale and Dissolution (which, in 2001, 74% voted against the sale) that we would circulate a new Consent solicitation every two years to provide the Limited Partners’ additional opportunities to submit their consent regarding such a sale. We conducted a similar Consent process in 2003, 2005, 2007. During the Consent of 2009, the majority of Limited Partners voted to extend the Partnership term ten years to November 30, 2020.

While in past years we have mailed the Consent solicitation materials to you in the mail, to reduce costs associated with printing and mailing these materials, the full 2011 Consent Statement and a Consent Card (along with our Annual Report) are available to you on the Internet. You can access, review and print all of the important information contained in the Consent materials, including a Consent Card, and voting instructions at www.divallproperties.com/relations.php. If you print the on-line Consent Card, please call DiVall Investor Relations at 1-800-547-7686 for your specific investor label information that must be included on the Consent Card prior to executing and mailing. If you would like to receive a paper copy of the full 2011 Consent Statement and or a Consent Card at no charge to you, you must request one by telephone at 1-800-547-7686 (DiVall Investor Relations), by e-mail to edevera@phxa.com, or via the Internet at www.divallproperties.com/newsletter.php, by June 10, 2011 to facilitate timely delivery.

No meeting will be held in connection with this 2011 Consent solicitation. Only Limited Partners of record at the close of business on April 30, 2011 will be entitled to vote by executing and returning a Consent Card. A fully labeled, executed and signed Consent Card should be mailed to independent Consent tabulator, Phoenix American Financial Services, Inc. (“Tabulator”), located at 2401 Kerner Blvd, San Rafael, CA 94901. Only fully labeled, executed and signed Consent Cards received by the Tabulator on or before June 30, 2011 will be counted.

NOTICE OF INTERNET AVAILABILITY

MAY 20, 2011

Page | 2

Although we are soliciting consents to poll the Limited Partners, the General Partner recommends a vote “AGAINST” the Proposed Sale and Dissolution. A vote “FOR” the Consent will authorize the Partnership to proceed with the sale of all of the Partnership’s Properties, which would result in the liquidation and dissolution of the Partnership. Because the Proposed Sale and Dissolution requires a majority of “FOR” consents to pass, a vote to “ABSTAIN” and the failure to return a Consent Card will have the same effect as a vote “AGAINST”.

This letter is not a form for providing your consent and presents only an overview of the more complete Consent materials, which contain important information and are available on the Internet or by mail upon request as described above. The General Partner encourages you to access the Consent materials and review them carefully before mailing in a fully labeled, executed and signed Consent Card.

Sincerely,

The Provo Group, Inc., as General Partner of

DiVall Insured Income Properties 2, Limited Partnership

By:	/s/ Bruce A. Provo
Bruce A. Provo President

Enclosure

WHAT YOU SHOULD KNOW ABOUT

NOTICE OF AND INTERNET ACCESS TO THE CONSENT MATERIALS

Q: Why did I receive a Notice of the Internet Availability (the “Notice”) of the Partnership’s Consent solicitation materials instead of a full set of printed Consent solicitation materials?

Securities and Exchange Commission (“SEC”) rules allow us to provide access to our Consent solicitation materials over the Internet instead of mailing a full set of such materials which includes the Consent Statement, Consent Card and Annual Report, to every Limited Partner. To reduce costs to the Partnership of printing and mailing full sets, we are complying with SEC rules for Internet access of Consent materials by sending a Notice of the Partnership’s Consent solicitation materials to all of our Limited Partners. In addition, by following the instructions in the Notice, any Limited Partner may request that a full set of printed Consent solicitation materials and or a Consent Card be sent to them at no charge. You can elect to have us send hard copies of the Consent materials after receiving the Notice. The rules are not mandatory and we may still choose to mail paper copies of Consent solicitation materials to all or some of the Limited Partners.

Q: How do I access the Partnership’s Consent solicitation materials online?

The Consent solicitation materials, including the Partnership’s full 2011 Consent Statement, Consent Card, and the 2010 Annual Report filed on Form 10-K can be accessed, viewed and printed at the Partnership’s website at http://www.divallproperties.com/relations.php.

Q: How do I request a paper or electronic copy of the Partnership’s Consent solicitation materials?

Paper copies of the Partnership’s Consent solicitation materials will be made available at no cost to you, but they will only be sent to you if you request them by June 10, 2011, to facilitate timely delivery. You must request a paper copy by telephone at 1-800-547-7686 (DiVall Investor Relations), by e-mail to edevera@phxa.com, or via the Internet at http://www.divallproperties.com/newsletter.php. If you are a Limited Partner of record on April 30, 2011, you may contact us as directed on the accompanying Notice and tell us that you want paper or electronic consent packages. This selection will apply to all future consent mailings by us as well.

Q: How will I receive a Consent card?

A Consent Card may be accessed, viewed and printed from the Partnership’s website at www.divallproperties.com/relations.php. However, prior to executing and signing a Consent Card printed from the website, please call DiVall Investor Relations at 1-800-547-7686 for your specific investor label information that must be included on the Consent Card. At no charge, a Consent Card may also be sent to you upon request by telephone at 1-800-547-7686, by e-mail to edevera@phxa.com, or via the Internet at www.divallproperties.com/newsletter.php, by June 10, 2011 to facilitate timely delivery.

Q: Where should I mail my fully executed and signed Consent Card?

A fully labeled, executed and signed Consent Card should be mailed to independent Consent tabulator, Phoenix American Financial Services, Inc., located at 2401 Kerner Blvd, San Rafael, CA 94901. To be counted, a fully labeled, executed and signed Consent Card needs to be received by the Tabulator on or before June 30, 2011.